NEVADA GOLD & CASINOS, INC.
3040 Post Oak Blvd., Suite 675
Houston, Texas 77056

September 1, 2006

Big City Capital, LLC
400 S. Houston Street, Suite 200
Dallas, Texas 75202

Attn: Mr. Billy Bob Barnett

Re: Promissory Notes (the "Notes") as defined on Exhibit "A" attached hereto, from Big City Capital, LLC ("Maker") to Nevada Gold & Casinos, Inc. ("Payee"), and the Guaranty Agreements as defined on Exhibit "A" executed by Billy Bob Barnett ("Guarantor") in favor of Payee

Dear Mr. Barnett:

This letter shall serve as a loan agreement with respect the Notes and Guaranty Agreements and the restructuring of the terms of such Notes and Guaranty Agreements. In consideration of the agreements of Payee in this letter, the benefits to accrue to the Maker and Guarantor, and other good and valuable consideration including but not limited to the extension of the maturity dates of the $400,000 Note and the $250,000 Note, Maker, Guarantor and Payee agree to the following terms and to the execution of the instruments necessary to evidence same:

1. $500,000 Note and $400,000 Note: The $500,000 Note and the $400,000 Note shall be combined into and replaced by one promissory note (the "$900,000 Note"). The maturity date of the $900,000 Note shall be December 31, 2014. Guarantor shall execute a Guaranty Agreement guaranteeing the repayment of the $900,000 Note, which Guaranty Agreement shall replace the $500,000 Guaranty and the $400,000 Guaranty. Additionally, Maker and Guarantor agree that the $900,000 Note shall be cross-defaulted with the $2,300,000 Note described in item 2 below.

2. $2,050,000 Note and $250,000 Note: The $2,050,000 Note and the $250,000 Note shall be combined into and replaced by one promissory note (the "$2,300,000 Note"). The maturity date of the $2,300,000 Note shall be December 31, 2014. Additionally, Maker and Guarantor agree that the $2,300,000 Note shall be cross defaulted with the $900,000 Note described in item 1 above.

3. $500,000 Guaranty and $400,000 Guaranty: The $500,000 Guaranty and the $400,000 Guaranty shall be combined into and replaced by one Guaranty Agreement executed by the Guarantor in favor of Payee, guaranteeing the full and prompt repayment of the $900,000 Note described in item 1 above.

4. Texas South Beach Claim. Maker and Guarantor agree that the first $500,000 received by or payable to Maker, Guarantor, BCC Properties, Ltd., BCC Properties Management, LLC, and/or any affiliates of the foregoing (collectively, the "Claimants") as an award in, settlement of or execution on any judgment awarded in, or otherwise arising out of or in connection with the claims asserted by Claimants (or any of them) in that certain dispute with TSB, Ltd. (Case No. 70 115 Y 00298 05, currently scheduled for arbitration in Houston, Texas) related to the Texas South Beach project in Galveston County, Texas shall be paid to Payee (and Maker and Guarantor agree to cause such amount to be paid to Payee) and applied, as and when received by Payee, to the payment of the $2,300,000 Note and the $900,000 Note on a proportionate basis (based on outstanding principal amounts), first to accrued and unpaid interest, and then to principal.

5. Cancellation of $130,000 Note. Payee agrees to cancel the one hundred thirty thousand dollar ($130,000.00) note from Maker and Payee will pay to Maker seventy five thousand dollars ($75,000.00) in cash that was spent by Maker for Ft. Worth. This will be delivered immediately upon the signing of this agreement and the notes and guaranty referred to herein.

6. General Covenant. Maker and Guarantor recognize that Payee, as a publicly traded company, is required to file with the Security Exchange Commission and various regulatory authorities financial information regarding the status of its assets and liabilities. In order to comply with all legal requirements, Payee must also obtain audited financial statements from time to time relating to its assets and liabilities. In this regard, Maker and Guarantor agree to respond as soon as reasonably practicable, and in all events within five (5) days of receipt, to any request for a confirmation or estoppel statement requesting information that includes but is not limited to the status of any of the Notes, the unpaid principal and interest balance of any of the Notes, and whether the Notes are in default. Any failure to respond by Maker or Guarantor shall constitute a default under the $900,000 Note and the $2,300,000 Note.

If you agree with the terms of this letter agreement, please sign in the space provided below.

Sincerely,

NEVADA GOLD & CASINOS, INC.

By: ______________________
H. Thomas Winn, CEO

AGREED TO AND ACCEPTED:

MAKER:

BIG CITY CAPITAL, LLC

By: ______________________ Dated: September 13, 2006
Bill Bob Barnett, Manager

GUARANTOR:

______________________ Dated: September 13, 2006
Bill Bob Barnett, Individually

EXHIBIT "A"

PROMISSORY NOTES AND GUARANTIES

1. First Amended and Restated Promissory Note in the amount of $500,000 dated December 30, 2004 ("$500,000 Note"), secured by a Guaranty Agreement dated December 30, 2004 executed by Billy Bob Barnett ("Guarantor") in favor of Payee (the "$500,000 Guaranty");

2. Fourth Amended and Restated Promissory Note in the amount of $2,050,000 dated December 30, 2004 ("$2,050,000 Note");

3. Promissory Note in the amount of $250,000 dated March 15, 2005 ("$250,000 Note"); and

4. Amended and Restated Promissory Note in the amount of $400,000 dated November 10, 2004 ("$400,000 Note") secured by an Amended and Restated Guaranty Agreement dated November 10, 2004 executed by Billy Bob Barnett ("Guarantor") in favor of Payee (the $400,000 Guaranty").

The $500,000 Note, the $2,050,000 Note, the $250,000 Note and the $400,000 Note are collectively referred to as the "Notes".

The $500,000 Guaranty and the $400,000 Guaranty are collectively referred to as the "Guaranty Agreements".

GUARANTY AGREEMENT

This is an agreement of guaranty ("Guaranty") dated September 1, 2006, made by **Billy Bob Barnett** referred to in this Guaranty as "Guarantor", whose address is 400 S. Houston Street, Suite 200, Dallas, Texas 75202, for the benefit of **Nevada Gold & Casinos, Inc.**, referred to in this Guaranty as "Creditor", whose address is 3040 Post Oak Boulevard, Suite 675, Houston, Texas 77056.

W I T N E S S E T H:

WHEREAS, **Big City Capital, LLC** ("Borrower") has entered into an interest-bearing Amended, Consolidated and Restated Promissory Note for the borrowing of the principal amount of $900,000 ("Indebtedness"), a copy of which is attached as Exhibit "A" (the "Note");

WHEREAS, the Note is an amendment, consolidation and restatement of the following promissory notes, both of which were guaranteed by Guarantor:

- First Amended and Restated Promissory Note dated December 30, 2004 in the amount of $500,000.00, executed by Big City Capital, LLC and payable to the order of Creditor
- Amended and Restated Promissory Note dated November 10, 2004 in the amount of $400,000.00, executed by Big City Capital, LLC and payable to the order of Creditor

WHEREAS, Guarantor has an equity interest in Borrower and has an interest in the continued success of Borrower;

WHEREAS, this Guaranty Agreement replaces the following Guaranty Agreements:

- Guaranty Agreement dated December 30, 2004 executed by Guarantor in favor of Creditor, relating to the First Amended and Restated Promissory Note dated December 30, 2004 in the amount of $500,000.00, executed by Big City Capital, LLC and payable to the order of Creditor
- Amended and Restated Guaranty Agreement dated November 10, 2004, executed by Guarantor in favor of Creditor, relating to the Amended and Restated Promissory Note dated November 10, 2004 in the amount of $400,000.00, executed by Big City Capital, LLC and payable to the order of Creditor

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the undersigned Guarantor by execution of this Guaranty guarantees to Creditor the prompt payment of the Indebtedness, on the following terms and conditions:

1. Guaranty. Guarantor unconditionally and irrevocably guarantees the prompt payment when due pursuant to the terms of the Note of the Indebtedness. If Guarantor fails to make payment of the Indebtedness when due, then said failure will constitute a default under this Guaranty.

2. Duration of Guaranty. This Guaranty will take effect when received by Creditor, and will continue in full force until the Indebtedness shall have been fully and finally paid and satisfied.

3. Creditor's Expenses. If Guarantor fails to pay the Indebtedness after notice from Creditor of Borrower's failure to pay the Indebtedness, pursuant to the terms of the Note, and if Creditor obtains the services of any attorney for collection of amounts owing by Guarantor under this Guaranty, or if suit is

filed to enforce this Guaranty, then Guarantor must pay to Creditor all court costs and Creditor's reasonable attorneys' fees, which Creditor may incur as a result of Guarantor's failure to pay.

4. Guarantor Representations. Guarantor understands the financial condition of Borrower and has available to it the ability to review the books and records of the Borrower and ask questions of its officers; however, Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty.

5. Guarantor agrees that its obligations under the terms of this Guaranty will not be released, diminished, impaired, reduced, or affected by the occurrence of any one or more of the following events:

(a) Any partial release of the liability of Guarantor under this Guaranty;

(b) The insolvency, bankruptcy, disability, or lack of corporate power of Borrower, the undersigned, or any party at any time liable for the payment of the Indebtedness; and

(c) Any renewal, extension, or rearrangement of the payment of the Indebtedness, or any adjustment, forbearance, or compromise that may be granted or given by Creditor to Borrower.

6. Waiver. Except for any notice provisions set forth in the Note, Guarantor expressly waives presentment, demand, notice of non-payment, protest, notice of protest and dishonor, notice of intention to accelerate, notice of acceleration, notice of intention to foreclose, notice of foreclosure, and any other notice whatsoever on the Indebtedness, and also notice of acceptance of this Guaranty, acceptance on the part of Creditor being conclusively presumed by its request for this Guaranty and delivery of the same to Creditor.

7. Successors and Assigns. This Guaranty is for and inures to the benefit of the successors and assigns of the Creditor, and is binding upon the legal representatives, successors, and assigns of Guarantor.

8. Notice. All notices provided for or permitted to be given pursuant to this Guaranty must be in writing and may be given or served by depositing the same in the U.S. Mail, addressed to the person to be notified, postage prepaid, and registered or certified with return receipt requested, or by Federal Express or other overnight delivery, or by facsimile machine, or by delivering such notice by courier or by hand to such person. Except as otherwise expressly provided in this Guaranty, notices are effective upon the earlier to occur of (i) receipt by the party to be notified and (ii) three days after deposit in the mail in accordance with this Section.

9. Venue; Governing Law. This Guaranty is a contract made under and is to be construed in accordance with and governed by the laws of the State of Texas. The Guarantor irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Harris County, Texas. The parties waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non-conveniens or to object to venue.

10. Entire Agreement; Amendment. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS GUARANTY SHALL NOT BE AMENDED WITHOUT THE SIGNED WRITTEN APPROVAL OF SUCH AMENDMENT BY CREDITOR.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first written above.

GUARANTOR:

BILLY BOB BARNETT